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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Holbrook Limited                        (Hong Kong)
Phillipsburg Limited                    (Hong Kong)
Ugg Holdings, Inc.                      (California)
Deckers Europe B.V.                  (The Netherlands)